                                     BY-LAWS
                                       OF
                            INTELLIPHARMACEUTICS LTD.

                                    ARTICLE I
                                   DEFINITIONS

      In these By-laws, and for all purposes hereof, unless there be something in the subject or context inconsistent therewith:

      (a) "Corporation" shall mean IntelliPharmaCeutics Ltd.

      (b) "Certificate of Incorporation" shall mean the Amended and Restated Certificate Incorporation as filed on August 16, 2004, together with any and all amendments and subsequent restatements thereto.

      (c) "Board" shall mean the Board of Directors of the Corporation.

      (d) "Stockholders" shall mean the stockholders of the Corporation.

      (e) "Chairman of the Board", "Vice Chairman of the Board", "Chief Executive Officer", "Chief Financial Officer", "Chief Accounting Officer", "President", "Executive Vice President", "Senior Vice President", "Vice President", or "Secretary", as the case may be, shall mean the person at any given time occupying the particular office with the Corporation.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      SECTION 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place either within or outside the State of Delaware as may from time to time be fixed by the Board or specified or fixed in the notice of any such meeting.

      SECTION 2. Annual Meetings. An annual meeting of the stockholders shall be held on a date and at a time and place to be determined by the Board of Directors, when they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. If the directors to be elected at such annual meeting shall not have been elected thereat or at any adjournment thereof, the Board shall forthwith call a special meeting of the stockholders for the election of directors to be held as soon thereafter as convenient and give notice thereof as provided in these By-laws in respect of the notice of an annual meeting of the stockholders. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

      SECTION 3. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law, may be called at any time by a Chairman of the Board or by the Board.

      SECTION 4. Notice of Meetings. Notice of each meeting of the stockholders, annual or special, shall be given in the name of a Chairman of the Board, a Vice Chairman of the Board or the President or a Vice President or the Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the date and hour when and the place where it is to be held. A copy thereof shall be duly delivered or transmitted to all stockholders of record entitled to vote at such meeting, and all stockholders of record who, by reason of any action proposed to be taken at such meeting, would be entitled to have their stock appraised if such action were taken, not less than ten or more than sixty days before the day on which the meeting is called to be held. If mailed, such copy shall be directed to each stockholder at the address listed on the record of stockholders of the Corporation, or if the stockholder shall have filed with the Secretary a written request that notices be mailed to some other address, it shall be mailed to the address designated in such request. Nevertheless, notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall waive notice thereof as hereinafter provided in Article IX of these By-laws. Except when expressly required by law, notice of any adjourned meeting of the stockholders need not be given nor shall publication of notice of any annual or special meeting thereof be required.

      SECTION 5. Quorum. Except as otherwise provided by law, at all meetings of the stockholders, the presence of holders of record of at least one-third of the outstanding shares of stock of the Corporation having voting power, in person or represented by proxy and entitled to vote thereat, shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy and entitled to vote thereat, or, in the absence of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment shall be taken, until a quorum shall be present thereat. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 6. Organization. At each meeting of the stockholders, a Chairman of the Board, or in the absence of all Chairmen of the Board, the President, or in the absence of all Chairmen of the Board and the President, a Vice Chairman of the Board, or if all Chairmen of the Board, the President, and all Vice Chairmen of the Board shall be absent therefrom, an Executive Vice President, or if all Chairmen of the Board, the President, all Vice Chairmen of the Board and all Executive Vice Presidents shall be absent therefrom, a Senior Vice President shall act as chairman. The Secretary, or, if the Secretary shall be absent from such meeting or unable to act, the person whom the chairman of such meeting shall appoint secretary of such meeting, shall act as secretary of such meeting and keep the minutes thereof.

      SECTION 7. Items of Business. The items of business at all meetings of the stockholders shall be, insofar as applicable, as follows:

      -     Call to order.

      -     Proof of notice of meeting or of waiver thereof.

      -     Appointment of inspectors of election, if necessary.

      -     A quorum being present.

      -     Election of directors.

      -     Other business specified in the notice of the meeting.

      -     Adjournment.

      Any items of business not referred to in the foregoing may be taken up at the meeting as the chairman of the meeting shall determine.

      No other business shall be transacted at any annual meeting of stockholders, except business as may be: (i) specified in the notice of meeting (including stockholder proposals included in the Corporation's proxy materials under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934),
(ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper subject for the meeting which is timely submitted by a stockholder of the Corporation entitled to vote at such meeting who complies fully with the notice requirements set forth below.

      For business to be properly submitted by a stockholder before any annual meeting under subparagraph (iii) above, a stockholder must give timely notice in writing of such business to the Secretary of the Corporation. To be considered timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the prior year's annual meeting.

      However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, a stockholder's notice must be received by the Secretary not later than 60 days before the date the Corporation commences mailing of its proxy materials in connection with the applicable annual meeting.

      A stockholder's notice to the Secretary to submit business to an annual meeting of stockholders shall set forth: (i) the name and address of the stockholder, (ii) the number of shares of stock held of record and beneficially by such stockholder,
(iii) the name in which all such shares of stock are registered on the stock transfer books of the Corporation, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions intended to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (vi) any personal or other material interest of the stockholder in the business to be submitted, and (vii) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a stockholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

      The chairman of the meeting shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum. The chairman shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 7, in which case such business shall not be transacted.

      Notwithstanding the foregoing provisions of this Section 7, a stockholder who seeks to have any proposal included in the Corporation's proxy materials shall comply with the requirements of Rule 14a-8 under Regulation 14A of the Securities Exchange Act of 1934, as amended.

      SECTION 8. Voting. Except as otherwise provided by law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in the stockholder's name on the record of stockholders of the
Corporation:

      (a) on the date fixed pursuant to the provisions of Section 5 of Article VII of these By-laws as the record date for the determination of the stockholders who shall be entitled to vote at such meeting, or

      (b) if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting shall have been given, or

      (c) if such record date shall not have been so fixed and if no notice of such meeting shall have been given, then at the time of the call to order of such meeting.

      Any vote on stock of the Corporation at any meeting of the stockholders may be given by the stockholder of record entitled thereto in person or by proxy appointed by such stockholder or by the stockholder's attorney thereunto duly authorized and delivered or transmitted to the secretary of such meeting at or prior to the time designated in the order of business for turning in proxies. At all meetings of the stockholders at which a quorum shall be present, all matters (except where otherwise provided by law, the Certificate of Incorporation or these By-laws) shall be decided by the vote of a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote thereat. Unless required by law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by the stockholder's proxy as such, if there be such proxy.

      SECTION 9. List of Stockholders. A list, certified by the Secretary, of the stockholders of the Corporation entitled to vote shall be produced at any meeting of the stockholders upon the request of any stockholder of the Corporation pursuant to the provisions of applicable law, the Certificate of Incorporation or these By-laws.

      SECTION 10. Inspectors of Election. Prior to the holding of each annual or special meeting of the stockholders, two inspectors of election to serve thereat shall be appointed by the Board, or, if the Board shall not have made such appointment, by a Chairman of the Board. If there shall be a failure to appoint inspectors, or if, at any such meeting, any inspector so appointed shall be absent or shall fail to act or the office shall become vacant, the chairman of the meeting may, and at the request of a stockholder present in person and entitled to vote at such meeting shall, appoint such inspector or inspectors of election, as the case may be, to act thereat. The inspectors of election so appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting, with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors of election shall take charge of the polls, and, after the voting on any question, shall make a certificate of the results of the vote taken. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws, directed or required to be exercised or done by the stockholders.

      SECTION 2. Number; Qualifications; Election; Term of Office. The number of directors which shall constitute the Board of Directors shall not be less than three (3) nor more than eight (8) directors, which Board of Directors shall be elected by the stockholders at their annual meeting. The directors shall be elected at the annual meeting of the stockholders. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes at such election shall be elected. Each director shall hold office until the annual meeting of the stockholders which shall be held next after the election of such director and until a successor shall have been duly elected and qualified, or until death, or until the director shall have resigned as hereinafter provided in Section 9 of this
Article III.

      SECTION 3. Place of Meetings. Meetings of the Board shall be held at such place either within or outside State of Delaware as may from time to time be fixed by the Board or specified or fixed in the notice of any such meeting.

      SECTION 4. Regular Meetings. Regular meetings of the Board shall be held at times and dates fixed by the Board or at such other times and dates as a Chairman of the Board shall determine and as shall be specified in the notice of such meetings. Notice of regular meetings of the Board need not be given except as otherwise required by law or these By-laws.

      SECTION 5. Special Meetings. Special meetings of the Board may be called by a Chairman of the Board.

      SECTION 6. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time, place and, if required by law or these By-laws, the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, by first-class mail, at least seven days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally or by telephone, at least seventy-two hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall waive notice thereof as provided in Article IX of these By-laws. Any meeting of the Board shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

      SECTION 7. Quorum and Manner of Acting. A majority of the Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. Participation in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence in person at a meeting. Except as otherwise expressly required by law or the Certificate of Incorporation and except also as specified in Section 1 and Section 2 of Article IV, in Section 3 of Article V and in Article XII of these By-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

      SECTION 8. Organization. At each meeting of the Board, a Chairman of the Board, or in the case of all Chairmen's absence therefrom, the President, or in the case of the President's absence therefrom, a Vice Chairman, or in the case of the absence of all such persons, another director chosen by a majority of directors present, shall act as chairman of the meeting and preside thereat. The Secretary, or if the Secretary shall be absent from such meeting, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

      SECTION 9. Resignations. Any director of the Corporation may resign at any time by giving written notice of resignation to the Board or a Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 10. Vacancies. Any vacancy in the Board, whether arising from death, resignation, an increase in the number of directors or any other cause, may be filled by the Board.

                                   ARTICLE IV
                             COMMITTEES OF THE BOARD

      SECTION 1. Committees. The Board may, by resolution adopted by a majority of the Board, designate members of the Board to constitute committees, which shall have, and may exercise, such powers as the Board may by resolution delegate to them, and shall in each case consist of such number of directors as the Board may determine; provided, however, that each such committee shall have at least two directors as members thereof. Such a committee may either be constituted for a specified term or may be constituted as a standing committee which does not require annual or periodic reconstitution. A majority of all the members of any such committee may determine its action and its quorum requirements and may fix the time and place of its meetings, unless the Board shall otherwise provide. Participating in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence at a meeting of such committees.

      SECTION 2. Changes in Committees; Resignations; Removals; Vacancies. The Board shall have power, by resolution adopted by a majority of the Board, at any time to change or remove the members of, to fill vacancies in, and to discharge any committee created pursuant to these By-laws, either with or without cause. Any member of any such committee may resign at any time by giving written notice to the Board or a Chairman of the Board or the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any vacancy in any committee, whether arising from death, resignation, an increase in the number of committee members or any other cause, shall be filled by the Board in the manner prescribed in these By-laws for the original appointment of the members of such committee.

by the Board or the Chairman of the Board. The Vice Chairman may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws; sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered; and affix the seal of the Corporation to any instrument which shall require it.

      SECTION 7. President. The President shall perform all such duties as from time to time may be assigned by the Board or a Chairman of the Board. The President may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws; sign, execute and deliver in the name of the Corporation all deeds mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered, and affix the seal of the Corporation to any instrument which shall require it; and, in general, perform all duties incident to the office of President. The President shall in the absence or incapacity of all Chairmen of the Board, perform all the duties and functions and exercise all the powers of the Chairman of the Board.

      SECTION 8. Designated Officers.

      (a) Chief Executive Officer. Either a Chairman of the Board, or the President, as the Board of Directors may designate, shall be the Chief Executive Officer of the Corporation. The officer so designated shall have, in addition to the powers and duties applicable to the office set forth in Section 5 or 7 of this Article V, general and active supervision over the business and affairs of the Corporation and over its several officers, agents, and employees, subject, however, to the control of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, be an ex officio member of all committees of the Board (except the Audit Committee, and committees specifically empowered to fix or approve the Chief Executive Officer's compensation or to grant or administer bonus, option or other similar plans in which the Chief Executive Officer is eligible to participate), and, in general, shall perform all duties incident to the position of Chief Executive Officer and such other duties as may from time to time be assigned by the Board.

      (b) Other Designated Officers. The Board of Directors may designate officers to serve as Chief Financial Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions in addition to their duties as officers as set forth in this
Article V.

      SECTION 9. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive and Senior Vice President shall perform all such duties as from time to time may be assigned by the Board or a Chairman of the Board or a Vice Chairman of the Board or the President. Each Vice President shall perform all such duties as from time to time may be assigned by the Board or a Chairman of the Board or a Vice Chairman of the Board or the President or an Executive or a Senior Vice President. Any Vice President may sign certificates representing shares of stock of the Corporation pursuant to the provisions of Section 1 of
Article VII of these By-laws.

      SECTION 10. Secretary. The Secretary shall:

      (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board and other committees of the Board, and the stockholders;

      (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

      (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

      (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

      (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board or a Chairman of the Board or a Vice Chairman of the Board or the President or an Executive or Senior Vice President.

      SECTION 11. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board; provided, however, that the Board may delegate to a committee the power to fix or approve the compensation of any officers. An officer of the Corporation shall not be prevented from receiving compensation by reason of being also a director of the Corporation; but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to such officer.

                                   ARTICLE VI
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      SECTION 1. Execution of Contracts. Except as otherwise required by law or these By-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by any officer (including any assistant officer) of the Corporation. The Board may authorize any agent or employee to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board may by resolution determine.

      SECTION 2. Loans. Unless the Board shall otherwise determine, a Chairman of the Board or a Vice Chairman of the Board or the President or any Vice President, acting together with the Secretary, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but in making such loans or advances no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by resolution adopted by the Board.

      SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

      SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, employee or agent of the Corporation.

      SECTION 5. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

      SECTION 6. Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be "permitted" within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time.

                                   ARTICLE VII
                                     SHARES

      SECTION 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned. To the extent that shares are represented by certificates, such certificates of stock shall be signed in the name of the Corporation by a Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is signed by a registrar, other than the Corporation or its employee, the signatures of a Chairman of the Board, a Vice Chairman of the Board, the President, the Secretary, and transfer agent or a transfer clerk acting on behalf of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer, transfer agent or transfer clerk acting on behalf of the Corporation ceases to be such officer, transfer agent, or transfer clerk before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if they were still such officer, transfer agent or transfer clerk at the date of their issue.

      SECTION 2. Books of Account and Record of Stockholders. There shall be kept at the office of the Corporation correct books of account of all its business and transactions, minutes of the proceedings of stockholders, Board, and any committees thereof, and a book to be known as the record of stockholders, containing the names and addresses of all persons who are stockholders, the number of shares of stock held, and the date when the stockholder became the owner of record thereof.

      SECTION 3. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the record of stockholders of the Corporation only upon authorization by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed, provided such shares are represented by a certificate, or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose names shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.

      SECTION 4. Regulations. The Board may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

      SECTION 5. Fixing of Record Date. The Board shall fix a time not exceeding sixty nor less than ten days prior to the date then fixed for the holding of any meeting of the stockholders or prior to the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

      SECTION 6. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Corporation may, in its discretion, require such owner or the owner's legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything to the contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

      SECTION 7. Inspection of Records. The record of stockholders and minutes of the proceedings of stockholders shall be available for inspection, within the limits and subject to the conditions and restrictions prescribed by applicable law.

      SECTION 8. Auditors. The Board shall employ an independent public or certified public accountant or firm of such accountants who shall act as auditors in making examinations of the consolidated financial statements of the Corporation and its subsidiaries in accordance with generally accepted auditing standards. The auditors shall certify that the annual financial statements are prepared in accordance with generally accepted accounting principles, and shall report on such financial statements to the stockholders and directors of the Corporation. The Board's selection of auditors shall be presented for ratification by the stockholders at the annual meeting. Directors and officers, when acting in good faith, may rely upon financial statements of the Corporation represented to them to be correct by the officer of the Corporation having charge of its books of account, or stated in a written report by the auditors fairly to reflect the financial condition of the Corporation.

                                   ARTICLE IX
                                WAIVER OF NOTICE

      Whenever under the provisions of any law of the State of Delaware, the Certificate of Incorporation or these By-laws or any resolution of the Board or any committee thereof, the Corporation or the Board or any committee thereof is authorized to take any action after notice to the stockholders, directors or members of any such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if, at any time before or after such action shall be completed, such notice or lapse of time shall be waived by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a stockholder, by an attorney thereunto authorized. Attendance at a meeting requiring notice by any person or, in the case of a stockholder, by the stockholder's attorney, agent or proxy, shall constitute a waiver of such notice on the part of the person so attending, or by such stockholder, as the case may be.

                                   ARTICLE X
                                  FISCAL YEAR

      The fiscal year of the Corporation shall end on the thirty-first day of December in each year.

                                   ARTICLE XI
                                      SEAL

      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XII
                                   AMENDMENTS

      These By-laws may be amended or repealed or new By-laws may be adopted by the stockholders at any annual or special meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-laws is one of the purposes of such meeting. These By-laws, subject to the laws of the State of Delaware, may also be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the Board given at any meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-laws is one of the purposes of such meeting.

                            INTELLIPHARMACEUTICS LTD.

      The undersigned does hereby certify that the foregoing is a true and complete copy of the By-laws of IntelliPharmaCeutics Ltd., including all amendments thereto, and the same is in force at the date hereof unamended.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 10 day of September, 2004.

                                        /s/ Michael H. Freedman
                                        -------------------------------------
                                        Michael H. Freedman, Asst. Secretary